UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                June 18, 2015

     MUELLER INDUSTRIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

8285 Tournament Drive Suite 150
Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(901) 753-3200

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement
On June 18, 2015, Sherwood Valve Products, Inc. (the “Buyer”), a wholly owned subsidiary of Mueller Industries, Inc., entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Taylor-Wharton International LLC (the “Seller”) providing for the purchase by the Buyer and the sale by the Seller of all of the outstanding equity interests (the “Membership Interests”) of Sherwood Valve LLC.  The closing of the transaction occurred on June 18, 2015.
The aggregate consideration paid by the Buyer to the Seller for the Membership Interests was $25 million in cash in immediately available funds, subject to a customary working capital adjustment.  The Purchase Agreement contains customary representations, warranties, and indemnification provisions for both the Buyer and the Seller.  A portion of the purchase price equal to $4 million is being held in escrow to satisfy certain potential indemnification obligations of the Seller, and $500,000 is being held in escrow to satisfy certain working capital adjustment obligations of the Seller.
The summary of the Purchase Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Purchase Agreement attached hereto as Exhibit 10.1, which is hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
Exhibit No.	Description

10.1	Membership Interest Purchase Agreement by and between Sherwood Valve Products, Inc. and Taylor-Wharton International LLC, dated as of June 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

By: /s/ Jeffrey A. Martin
Name: Jeffrey A. Martin
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Membership Interest Purchase Agreement by and between Sherwood Valve Products, Inc. and Taylor-Wharton International LLC, dated as of June 18, 2015.